UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):      August 18, 2020 (August 14, 2020)

BlueLinx Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1950 Spectrum Circle, Marietta, Georgia		30067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000
___________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On August 17, 2020, BlueLinx Holdings Inc. (the “Company”) issued a press release announcing the transactions described in Item 8.01 of this Current Report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01    Other Events.

On August 14, 2020, the Company, through certain of its subsidiaries, completed a sale‑leaseback transaction (the “Sale-Leaseback Transaction”) with affiliates of Brennan Investment Group (collectively, the “Buyer”) with respect to the Company’s warehouse facility located in Denver, Colorado. The aggregate purchase price for the Sale-Leaseback Transaction was $11.0 million, and after security deposits, expenses, and other items, the Company received net proceeds of approximately $10.6 million. Net proceeds of the Sale-Leaseback Transaction were used to repay indebtedness under the Company’s term loan facility.

The Sale-Leaseback Transaction was completed pursuant to a Purchase and Sale Agreement, dated June 1, 2020, between certain subsidiaries of the Company and the Buyer (as subsequently amended, the “Purchase and Sale Agreement”). Upon completion of the Sale-Leaseback Transaction, a subsidiary of the Company entered into a lease on the property that provides for, among other things, a customary security deposit that will be reduced if the Company satisfies certain financial milestones.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Purchase and Sale Agreement, the form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10- Q for the quarter ending September 26, 2020.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

99.1            Press Release of BlueLinx Holdings Inc., dated August 17, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: August 18, 2020	By:	/s/ Justin B. Heineman
Justin B. Heineman
Vice President, General Counsel & Secretary